   As filed with the Securities and Exchange Commission on September 17, 1999

                                             Registration No. 333-______________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                        INTERACTIVE PICTURES CORPORATION
             (Exact name of registrant as specified in its charter)

       TENNESSEE                                          62-1275544
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                            1009 Commerce Park Drive
                           Oak Ridge, Tennessee 37830
                    (Address of principal executive offices)

                          1997 EQUITY COMPENSATION PLAN
                             STOCK OPTION AGREEMENTS
                            (Full Title of the Plans)

                                JAMES M. PHILLIPS
                      Chairman and Chief Executive Officer
                        Interactive Pictures Corporation
                            1009 Commerce Park Drive
                           Oak Ridge, Tennessee 37830
                                 (423) 482-3000
            (Name, address and telephone number of agent for service)

                                (with copies to:)
                                MATTHEW S. HEITER
                       Baker, Donelson, Bearman & Caldwell
                165 Madison Avenue, 2000 First Tennessee Building
                            Memphis, Tennessee 38103

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                PROPOSED MAXIMUM      PROPOSED MAXIMUM
                                           AMOUNT TO BE          OFFERING PRICE          AGGREGATE           AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED        REGISTERED              PER SHARE          OFFERING PRICE     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value           1,998,559 shares(1)         $22.03  (2)        $44,028,254 (2)    $12,239.85 (1)(2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value           1,074,020 shares(3)         $ 3.268 (4)        $ 3,510,195 (4)    $   975.83 (3)(4)
===========================================================================================================================

(1) This figure represents the number of shares of Common Stock authorized and registered hereby under the 1997 Equity Compensation Plan (the "Plan").

(2) Estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, and are based upon the average high and low sales prices of the Registrant's Common Stock as reported on the National Market of the Nasdaq Stock Market on September 16, 1999.

(3) This figure represents the aggregate number of shares of Common Stock registered hereby for purchase by certain employees under the Executive Employment Agreement entered into by and between the Registrant and James M. Phillips (the "Executive Employment Agreement") and the Stock Option Agreements entered into by and between the Registrant and John
         M. Murphy, Christopher M. King, Michael J. Sher, Michael J. Tourville, Edmond B. Lewis, H. Craig Grantham, Laban P. Jackson, III and Douglas
         E. Snyder (the "Stock Option Agreements").

(4) Such amount has been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and is based upon the Option Price of the Common Stock stated in the Executive Employment Agreement and the Stock Option Agreements.

         Pursuant to Rule 462 of the 1933 Act, the Registration Statement on Form S-8 shall be effective upon filing with the Commission.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

1. The Registrant's most recent prospectus filed with the Commission pursuant to Rule 424(b) on August 5, 1999, that includes the Registrant's audited financial statements for the year ended December 31, 1998, and unaudited financial statements for the period ended March 31, 1999.

2. All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 (the "1934 Act") since the end of the fiscal year ended December 31, 1998.

3. The description of the Registrant's Common Stock set forth under the caption "Description of Capital Stock" on page 51 of the Registrant's prospectus filed with the Commission pursuant to Rule 424(b) on August 5, 1999.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         No response is required to this item.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         No response is required to this item.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant is incorporated under the laws of the State of Tennessee. The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any director or officer against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith,
(ii) the director or officer reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation's best interests, and, in all other cases, that his or her conduct was not opposed to the best interests of the corporation, and (iii) the director or officer in connection with any criminal proceeding had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director or officer, if such director or officer is adjudged liable on the basis that a personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

         The Amended and Restated Charter and Amended and Restated Bylaws of the Registrant provides that the Registrant will indemnify from liability, and advance expenses to, any present or former director or officer to the fullest extent allowed by TBCA, as amended from time to time, or any subsequent law, rule, or regulation adopted in lieu thereof.

         Additionally, the Registrant's Amended and Restated Charter provides that no director will be personally liable to it or any of its shareholders for monetary damages for breach of any fiduciary duty except for liability arising from (i) any breach of a director's duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) any unlawful distributions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         No response is required to this item.

ITEM 8.  EXHIBITS

Exhibit Number      Description
--------------      -----------

     4.1            1997 Equity Compensation Plan(1)(3)
     4.2            Executive Employment Agreement - James M. Phillips(2)(3)
     4.3            Stock Option Agreement - John M. Murphy(3)
     4.4            Stock Option Agreement - Christopher M. King(3)
     4.5            Stock Option Agreement - Michael J. Sher(3)
     4.6            Stock Option Agreement - Michael J. Tourville(3)
     4.7            Stock Option Agreement - Edmond B. Lewis(3)
     4.8            Stock Option Agreement - H. Craig Grantham(3)
     4.9            Stock Option Agreement - Laban P. Jackson, III(3)
     4.10           Stock Option Agreement - Douglas E. Snyder(3)
     5              Opinion and Consent of Baker, Donelson, Bearman & Caldwell
    23.1            Consent of Baker, Donelson, Bearman & Caldwell (contained in Exhibit 5)
    23.2            Consent of PricewaterhouseCoopers LLP
    24              Power of Attorney (Included on signature page)

---------

(1) Incorporated by reference as Exhibit 10.8 to the Registrant's Form S-1 Registration Statement No. 33-78983 as filed with the Commission on May 21, 1999 (the "Form S-1").

(2)      Incorporated by reference as Exhibit 10.1 to the Registrant's Form S-1.

(3) All references to shares of common stock presented in these documents do not reflect a 0.34009-for-1 reverse stock split effected on August 4, 1999.

ITEM 9.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "1933 Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Ridge, State of Tennessee, on the 17th day of September, 1999.

                                           INTERACTIVE PICTURES CORPORATION



                                           By: /s/ James M. Phillips
                                               ---------------------------------
                                               James M. Phillips, Chairman and
                                               Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Phillips, Jeffrey D. Peters and John J. Kalec his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

           NAME                                  TITLE                                 DATE
           ----                                  -----                                 ----

/s/ James M. Phillips             Chairman and Chief Executive Officer           September 17, 1999
-------------------------------
James M. Phillips


/s/ Jeffrey D. Peters             President and Chief Operating Officer          September 17, 1999
-------------------------------
Jeffrey D. Peters


/s/ John J. Kalec                 Vice President and Chief Financial Officer     September 17, 1999
-------------------------------   (Principal Accounting Officer)
John J. Kalec


/s/ John S. Hendricks             Director                                       September 17, 1999
-------------------------------
John S. Hendricks


/s/ Doug Holmes                   Director                                       September 17, 1999
-------------------------------
Doug Holmes


/s/ Laban P. Jackson, Jr.         Director                                       September 17, 1999
-------------------------------
Laban P. Jackson, Jr.


/s/ Randall Battat                Director                                       September 17, 1999
-------------------------------
Randall Battat


/s/ Stephen S. Charles            Director                                       September 17, 1999
-------------------------------
Stephen S. Charles




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